Exhibit 10.1

FIRST AMENDMENT TO AMENDED & RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED & RESTATED LOAN AGREEMENT (this “Amendment”) is made and entered into as of June 30, 2010, by and among M-tron Industries, Inc., a Delaware corporation (“M-tron”), and Piezo Technology, Inc., a Florida corporation (“Piezo” and with M-tron each a “Borrower” and together, “Borrowers”), and First National Bank of Omaha, a national banking association established at Omaha, Nebraska (“Bank”).

W I T N E S S E T H :

WHEREAS, Borrowers and Bank previously entered into that certain Amended & Restated Loan Agreement dated as of August 18, 2009 (the “Loan Agreement”); and

WHEREAS, the parties desire to amend the Loan Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

2. Amendments to Loan Agreement.  The parties hereby agree that  the Loan Agreement is hereby amended as follows:

(a) Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Borrowing Base” and replacing it with the following:

“Borrowing Base” means the lesser of:

    (a)           $4,000,000 less the amount of any letters of credit issued and outstanding for Borrowers’ account; or

    (b)           on the date reported, the aggregate of (i) 80% of Borrowers’ current Eligible Accounts, plus (ii) 50% of Borrowers’ Eligible Inventory.

(b) Section 1.01 of the Loan Agreement is hereby amended by adding the following after the last sentence in the definition of “Eligible Account”:

If the aggregate amount of all accounts owed by the account debtor thereon exceeds twenty percent (20%) of the aggregate amount of all accounts at such time, then all accounts owed by such account debtor in excess of such amount shall be deemed ineligible.

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(c) Section 1.01 of the Loan Agreement is hereby amended by deleting the defined term “Eligible Foreign Account”.

(d) Section 1.01 of the Loan Agreement is hereby amended by deleting the first sentence from the definition of “Eligible Inventory” and replacing it with the following:

“Eligible Inventory” means Borrowers’ inventory which is in good and merchantable condition, is new and not used, is not obsolete, discontinued or, in the opinion of Bank, is not otherwise unmerchantable, and is not slow moving inventory (slow moving inventory is inventory which has not sold in 360 days after acquisition and is reserved fifty percent (50%) plus that which has not sold for 720 days and is reserved one hundred percent (100%)), in transit inventory, consigned goods, inventory or work in progress located outside of the United States or covered by and subject to a seller’s right to repurchase or any consensual or nonconsensual lien or security interest (including, without limitation, purchase money security interests) in favor of any party other than Bank.

(e) Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Fixed Charge Coverage Ratio” and replacing it with the following:

“Fixed Charge Coverage Ratio” means the ratio derived when comparing a rolling 12 month EBITDA, less unfinanced capital expenditures, dividends and taxes divided by annualized debt and interest payments by a Borrower on account of any Indebtedness of such Borrower, plus any management fees paid to Guarantor.

(f) Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Revolving Loan Termination Date” and replacing it with the following:

“Revolving Loan Termination Date” means the earliest to occur of the following: (a) June 30, 2011, (b) the date the Obligations are accelerated pursuant to this Agreement, or (c) the date Bank has received (i) notice in writing from a Borrower of such Borrower’s election to terminate this Agreement; and (ii) indefeasible payment in full of the Obligations.

(g) Section 7.11 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Section 7.11 Payments to Guarantor. Make any payments of principal or interest to Guarantor on account of any Subordinated Debt or management fees owed by a Borrower to Guarantor; provided, however, so long as no Event of Default (or any condition, occurrence or event which, after a required notice, if any, or lapse of time, or both, would constitute an Event of Default) shall have occurred, Borrowers may, (i) subject to Section 7.10, pay reasonable management fees to Guarantor, consistent with past practice, (ii) make interest payments on Subordinated Debt payable to Guarantor, provided such payments do not exceed five percent (5%) of the total obligation payable to Guarantor and (iii) make a principal payment to Guarantor on account of the Subordinated Debt payable to Guarantor in the amount of $680,000.00.

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(h) Section 8.04 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Section 8.04.  Fixed Charge Coverage Ratio.  Borrowers will maintain a minimum consolidated Fixed Charge Coverage Ratio of 1.25 to 1, measured at the end of each calendar quarter.

3. Representations and Warranties.  Borrowers hereby represent and warrant to Bank as follows:

(a) The representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct on and as of the date hereof as though made on and as of this date, except to the extent that such representations and warranties relate solely to an earlier date;

(b) There is no Event of Default and no event has occurred, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapsed or both;

(c) The execution, delivery and performance by Borrowers of this Amendment and all other agreements and documents required hereunder have been duly authorized by all necessary action and do not and will not: (i) result in any breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which a Borrower is a party or by which it or its properties may be bound or affected; or (ii) result in, or require, for the benefit of any person or entity other than Bank, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by either Borrower; and

(d) No authorization, approval or other action by and notice to or filing with any governmental authority or regulatory body or any person or entity is required for the execution, delivery and performance by Borrowers of this Amendment.

4. Conditions Precedent As conditions precedent to the enforceability of this Amendment, Bank shall have received from M-tron, Piezo or Guarantor, as the case may be, all of the following, each dated (unless otherwise indicated) such day, in form and substance satisfactory to Bank:

(a) This Amendment executed by Borrowers;

(b) The Amended and Restated Revolving Note executed by Borrowers, which shall be given in exchange and substitution for the Revolving Note previously executed by Borrower in favor of Bank;

(c) The Reaffirmation of Guaranty, executed by Guarantor in favor of Bank in connection with Guaranty;

(d) Bank shall have received evidence from Borrower, acceptable to Bank in Bank’s discretion, that Borrower is maintaining general property and casualty insurance, general liability insurance, business interruption insurance (with extra expense coverage) as required pursuant to the Loan Documents; and

(e) Borrowers shall have paid all out-of-pocket costs and expenses, including without limitation, attorneys’ fees and expenses, incurred by Bank in connection this Amendment and the Loan Documents and all related documentation, recording or filing fees.

5. No Waiver.  This Amendment is not intended to supercede or amend the Loan Agreement or any documents executed in connection therewith except as specifically set forth herein.  Nothing contained herein is intended to reduce, restrict or otherwise affect any warranties, representations, covenants or other agreements made by Borrowers or waive any existing Events of Default, if any, under or pursuant to the Loan Documents.  All of the covenants and obligations of Borrowers under the Loan Documents are hereby acknowledged, ratified and affirmed by Borrowers, and Borrower specifically acknowledges and agrees that all Collateral pledged to Bank secures the Notes.

6. Credit Agreement in Writing.  A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER CERTAIN STATE LAWS.  TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

7. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  An electronic transmission or facsimile of this Amendment shall be deemed an original and shall be admissible as evidence of the document and the signer’s execution.

[The Remainder of this Page Intentionally Left Blank; Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

M-tron Industries, Inc., a Delaware corporation, Borrower

By: /s/ R. LaDuane Clifton
Name:  R. LaDuane Clifton
Title: Chief Accounting Officer

Piezo Technology, Inc., a Florida corporation, Borrower

By:  /s/ R. LaDuane Clifton
Name: R. LaDuane Clifton
Title: Chief Accounting Officer

First National Bank of Omaha, a national banking association, Bank

By: /s/Mark McMillan
Name: Mark McMillan
Title: Vice President